UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2012

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

The Greenbrier Companies, Inc. (the “Company”) recently discovered its Meridian Mexico City wheel shop shipped a number of wheel sets which do not conform to American Association of Railroads (“AAR”) mounting standards. The non-conforming wheel sets were used exclusively at the Meridian Mexico City repair shop and on some new railcars manufactured at the Company’s Gunderson-GIMSA facility.

The Company conducted a review of its other wheel shops and found no indication of non-conformance in these shops. The Company believes this issue is confined to the Meridian Mexico City wheel facility.

Through a review of individual electronic mounting records from Meridian Mexico City, the Company has identified 541 non-conforming wheel sets which could represent a risk of failure. The Company intends to work with the AAR and its customers to remove and replace these wheel sets as soon as possible.

The cost of replacing a wheel set can vary significantly depending upon a number of factors, including: the location of the railcar, which party replaces the wheel set, whether the replacement is done in conjunction with regular maintenance, and whether the wheel set may be remounted, used for reconditioned parts, or scrapped. The Company currently believes the costs associated with removing and replacing these 541 wheel sets are not likely to exceed approximately $650,000.

The Company has also identified an additional 7,848 wheel sets that vary from AAR mounting standards, but which the Company believes do not compromise the safe operation of the railcar or require immediate removal and replacement. The Company intends to work with the AAR and its customers to determine an appropriate and efficient approach to address these wheel sets. The Company is not able to predict how the AAR or its customers will require it to respond. If the AAR and customers agree that there is not a safety issue, the Company believes the costs associated with these 7,848 wheel sets are not likely to be material.

The Company is continuing to review the wheel mounting records for the Meridian Mexico City wheel shop to identify any other non-conforming wheel sets.

Currently, the Company does not anticipate that the costs associated with non-conforming wheel sets from Meridian Mexico City will be material to the Company’s results of operations. However, since it is not currently possible to determine how the AAR or customers will require the Company to respond, the total costs associated with these wheel sets cannot presently be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: May 7, 2012	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)